UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 on
FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2006

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware                         001-13835                     39-1661164
(State or Other Jurisdiction      (Commission file Number)         (IRS Employer
              of Incorporation)                                                       Identification No.)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL 60061
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 26, 2006, at a meeting of the Board of Directors of the Registrant, Robert S. Vaters was appointed Chairman of the Board of Directors, replacing Mr. Bruce N. Barron, who gave notice of his resignation as Chairman at the meeting. The resignation of Mr. Barron and the appointment of Mr. Vaters as Chairman were both effective immediately. In connection with his appointment as Chairman, the Board granted Mr. Vaters a ten-year option to purchase 4,000,000 shares of common stock of the Registrant at an exercise price of $0.20 per share (which was the closing price of the Registrant’s stock on the OTC Bulletin Board on June 23, 2006). In consideration for his services as Chairman, Mr. Vaters will also be paid a monthly fee of $4,000. Mr. Vaters has been a director of the Registrant since October 2005. Mr. Barron, who has been a director of the Registrant since June 1994 and Chairman since August 1999, will remain a director of the Registrant. In connection with Mr. Barron’s resignation as Chairman, the Registrant and Mr. Barron agreed to reduce the monthly payments that Mr. Barron received under his employment agreement to $2,479.74. Such payments were made through December 31, 2006 and represent Mr. Barron’s contributions for the coverage of Mr. Barron and his family under the Registrant’s group health insurance plan and Mr. Barron’s contributions to the Registrant’s 401(k) plan. In the event that the Registrant during its 2007 fiscal year raises at least $2 million in additional funding, the Registrant will make six additional payments of $2,479.74 to Mr. Barron. The Registrant has also agreed to convert Mr. Barron’s incentive options into non-qualified options immediately after the Registrant’s next annual meeting of stockholders.

On January 30, 2007, Mr. Barron informed the Registrant that he would not run for re-election at the Registrant’s next annual meeting of stockholders, due to an increase in Mr. Barron’s external business commitments.

As previously disclosed by the Registrant on a Form 8-K filed on July 19, 2006, John DeBernardis, Ph.D. gave notice to the Registrant on July 14, 2006 that he was resigning as Chief Executive Officer, effective upon hiring a new CEO to replace him (which replacement subsequently occurred on August 29, 2006). In connection with his notice of resignation, Dr. DeBernardis and the Registrant entered into an amendment to Dr. DeBernardis’ employment agreement. Pursuant to this amendment, the parties agreed that Dr. DeBernardis’ employment agreement stays in full force and effect until its expiration (October 31, 2007) after Dr. DeBernardis’ resignation becomes effective. Other than the term and the title held by Dr. DeBernardis, no other term of his employment agreement was changed by the amendment except that upon a termination of his employment all of Dr. DeBernardis’ incentive stock options will be converted into non-qualified options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of January, 2007.

           APPLIED NEUROSOLUTIONS, INC.

        By:  /s/ David Ellison
Name: David Ellison
Title:  Chief Financial Officer